Exhibit 2.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

CITYFUNDS I LLC

April 26, 2021

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE MEMBER INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (THE “AGREEMENT”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY IN THE UNITED STATES. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE MEMBER INTERESTS REPRESENTED BY THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, A MEMBER MAY NOT SELL, ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF ALL OR ANY PART OF ITS INTEREST IN THE COMPANY UNLESS THE CONSENT REQUIRED BY THIS AGREEMENT HAS BEEN OBTAINED AND THE MEMBER HAS COMPLIED WITH THE OTHER REQUIREMENTS OF THIS AGREEMENT.

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LIMITED LIABILITY COMPANY AGREEMENT

OF

CITYFUNDS I LLC

This LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Cityfunds I, LLC (the “Company”) is made and entered into as of April 26, 2021, by and among Cityfund Manager, LLC (the “Manager”) and the Persons listed on Schedule A (each, a “Member” and collectively, the “Members”) who have become parties to this Agreement in accordance with the terms of this Agreement.

WHEREAS, the Company is a series limited liability company formed under Section 201 of the Delaware Limited Liability Company Act (the “Act”) as a result of filing the Certificate of Formation with the Secretary of State of the State of Delaware on April 26, 2021; and

WHEREAS, the parties hereto wish to enter into this limited liability company operating agreement of the Company

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions

Capitalized terms used herein and not otherwise defined have the meanings assigned to them in Appendix I hereto.

ARTICLE II

ORGANIZATION; POWERS

2.1. Formation of Company

2.1.1 The Manager has formed the Company as a series limited liability company pursuant to the provisions of the Act. The Company commenced upon the filing of its Certificate of Formation with the Secretary of State of the State of Delaware on April 26, 2021. The execution, delivery and filing of the Certificate of Formation of the Company, and all actions taken in connection with the formation of the Company, are hereby adopted, approved, ratified and confirmed by the Members.

2.1.2 The Manager, or a designee of the Manager, is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file, or to cause the execution, delivery and filing of, any amendments or restatements of the Certificate of Formation of the Company and any other certificates, notices, statements or other instruments (and any amendments or restatements thereof) necessary or advisable for the formation of the Company or the operation of the Company in all jurisdictions where the Company may elect to do business, but no such amendment or restatement may be executed, delivered or filed unless adopted in a manner authorized by this Agreement. Each Series Member (as defined below) shall promptly execute and deliver such documents and perform such acts consistent with the terms of this Agreement and the relevant Series Operating Agreement (as defined below) as may be reasonably necessary to comply with the requirements of law for the formation, qualification and continuation of existence of a series of a limited liability company under the laws of each jurisdiction in which the Company shall conduct business.

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2.2. Establishment of Series

2.2.1 Pursuant to Section 3967 of the Act and this Agreement, the Company is authorized and empowered to establish separate members and limited liability company interests with separate and distinct rights, powers, duties, obligations, businesses and objectives (each a “Series”) and appoint a Manager for each Series. The number of Series admitted, and the rights and obligations of the Members of any Series (each a “Series Member”), shall be governed by this Agreement and the limited liability company operating agreement of that series (the “Series Operating Agreement”), which shall be substantially in the form of the agreement attached as Exhibit A hereto. A Person may be admitted to the Company as a Member associated with a Series by the issuance of Series Interests for such consideration as the Manager shall determine. “Series Interest” means, with respect to a Series, the limited liability company interest of a Member at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement, the relevant Series Operating Agreement and in the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement, the relevant Series Operating Agreement and the Act. The names and addresses of each Series Member and their Series Interests shall be set forth in the Series Operating Agreement for such Series. In the event of any inconsistency between this Agreement and the Series Operating Agreement, the Series Operating Agreement shall control.

2.2.2 A Series Member may be a member of one or more Series. No person shall be accepted as a Series Member unless the Manager, after a reasonable review of the proposed new Series Member, reasonably believes that such new Series Member has the ability, experience and financial resources needed to function as a Series Member, and that admission of the new Series Member would not violate any law applicable to the Company or any of its Series and would not invalidate any contract or regulatory approval which affects the Company or any of its Series.

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2.2.3 The Manager shall take such reasonable steps as are necessary to implement the foregoing provisions of this Section 2.2. Without limitation on the preceding sentence, the Manager shall maintain separate and distinct records for each Series, shall separately hold and account for the assets of each such Series, and shall otherwise comply with the requirements of Section 3967 of the Act.

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2.3 Maintenance of Separate Existence

The Manager shall do all things necessary to maintain the limited liability company existence of the Company and each Series therein separate and apart from one another and from the existence of each Series Member, any Affiliate of each Series Member and any Affiliate of the Manager’s Series, including maintaining the Series’ books and records on a current basis separate from that of any Affiliate of the Series or any other Person. In furtherance, and not in limitation, of the foregoing, each Series shall (i) maintain or cause to be maintained by an agent under the Series’ control physical possession of all its books and records, (ii) account for and manage all of its liabilities separately from those of any other Person, including payment by it of any taxes or other governmental charges levied against the Series and (iii) identify or cause to be identified separately all its assets from those of any other Person.

2.4 Name

The name of the Company is as set forth above. The business of the Company shall be conducted under such name or under such other names as the Manager may deem appropriate.

2.5 Office; Agent for Service of Process

The Company shall have a single “Principal Office” which shall at all times be located within the United States. The Principal Office shall be located in offices approved by the Manager and may thereafter be changed from time to time by the Manager. The initial registered agent of the Company in the State of Delaware is Harvard Business Services, Inc. and the initial registered office of the Company in the State of Delaware is 16192 Coastal Highway, Lewes, Delaware 19958.

2.6 Term

The term of the Company commenced as of the date of formation and shall continue in full force and effect until liquidated in accordance with Section 10.3.

2.7 Purpose and Scope

The Company has been formed for the purpose of investing, directly or indirectly, in residential real estate properties in specific metropolitan statistical areas (each a “city”) in the United States. A separate Series of the Company will be formed to invest in properties in each such city. In furtherance of this purpose, each Series may buy, sell, hold, and otherwise invest in or dispose of single family residential real estate properties in a specific city and exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to such assets held or owned by such Series.

2.8 Powers of the Company

Subject to the limitations set forth in this Agreement, the Company and each Series will possess and may exercise all of the powers and privileges granted to it by the Act, by any other applicable law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion, or attainment of the purposes of the Company set forth in Section 2.7.

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2.9 Title to Series Assets

All assets of each Series shall be deemed to be owned by the Series as an entity, and no Series Member, individually, shall have any direct ownership interest in such assets. Each Series Member, to the extent permitted by applicable law, hereby waives its rights to a partition of the assets and, to that end, agrees that it will not seek or be entitled to a partition of any assets, whether by way of physical partition, judicial sale or otherwise, except as otherwise expressly provided in Section 10.4.

2.10 Qualification in Other Jurisdictions

The Manager shall cause the Company to be qualified or registered under assumed or fictitious names or foreign limited liability company statutes or similar laws in any jurisdiction in which the Company transacts business and to the extent, in the judgment of the Manager, such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Manager shall have the power and authority to execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Company to conduct business as a limited liability company with the Series contemplated hereunder in all jurisdictions where the Company elects to do business.

ARTICLE III

MEMBERS

3.1 Names, Addresses and Other Information

The name, mailing address, email address, Series Interest, and Capital Contributions of each Member shall be set forth in Schedule A. The Company shall revise Schedule A from time to time to reflect any change in the identities, addresses, email addresses and Capital Contributions and Series Interests in accordance with the terms of this Agreement and such revisions shall not require the consent of any Member or other Person.

3.2 Classes of Members.

The Members shall be entitled to the rights, subject to the obligations set forth herein. Any Member shall be referred to as a Member and any Series Member shall be referred to as a Series Member. Any Member holding more than one Series Interest shall have separate rights under this Agreement with respect to each Series Interest held by such Member. The Series Interests shall not be represented by certificates.

3.3 Status of Members

3.3.1 Liability of Members. No Member, in its capacity as such, shall be liable to the Company, a Series or to any other Member in excess of (i) the amount of its Capital Contribution to the Company, (ii) its share of any undistributed profits and assets of the Company, (iii) its obligation to make other payments expressly provided for in this Agreement, and (iv) the amount of any distributions from the Company wrongfully distributed or paid to such Member for (a) the performance, or the omission to perform, of any act or duty on behalf of the Company or a Series, (b) the termination of the Company, a Series or this Agreement pursuant to the terms set forth herein, or (c) the performance, or the omission to perform, on behalf of the Company or a Series any act in reliance on advice of legal counsel, accountant or other professional advisors to the Company. In no event shall any Member (or former Member) have any liability for the repayment or discharge of the debts and obligations of the Company or a Series or be obligated to make any contribution to the Company or a Series; provided, however, that:

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(a) appropriate reserves may be created, accrued and charged against the net assets of the Company or a Series and proportionately against the Capital Accounts of the Members for contingent liabilities or probable losses or foreseeable expenses that are permitted hereunder, such reserves to be in the amounts that the Manager deems necessary or appropriate, subject to increase or reduction at the Manager’s sole discretion;

(b) each Member shall have such other liabilities as are expressly provided for in this Agreement; and

(c) each Member shall have such other liabilities as expressly required by the Act or other applicable law.

3.3.2 Effect of Death, Dissolution or Bankruptcy

To the fullest extent permitted by law, upon the death, incompetence, bankruptcy, insolvency, liquidation or dissolution of a Member, the rights and obligations (specifically excluding any management, voting or decision-making rights) of such Member under this Agreement shall inure to the benefit of, and shall be binding upon, such Member’s successor(s), estate or legal representative, and each such Person shall be treated as an assignee of such Member’s Interest for purposes of Article IX until such time (if any) as such Person may be admitted as a Member pursuant to that Article IX.

3.3.3 No Control of Company

No Member, in its capacity as such, shall take any part in the control of the business and affairs of the Company, undertake any transactions on behalf of the Company, or have any power to sign for or otherwise to bind the Company; provided, however, that the Partnership Representative may execute the tax returns of the Company and any other tax related documents required to be executed by a Person treated as a “partner” of the Company for tax purposes.

3.4 Accession to Agreement

Each Person who is to be admitted as an Additional Member or substituted Member pursuant to this Agreement shall accede to this Agreement by, and shall be admitted to the Company as a Member (as applicable) upon, executing (whether on its own behalf or via an attorney-in-fact) a counterpart signature page to this Agreement. Except as provided in this Section 3.4 and Section 9.2, such admission shall not require the consent or approval of any other Member, in its capacity as such, or any other Person. The Company shall make any necessary filings with the appropriate governmental authorities and take such actions as are necessary under applicable law to effectuate such admission.

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3.5 Other Activities of Members

Subject to all other provisions of this Agreement, any Member (including the Manager) and its respective direct and indirect members, partners, stockholders, officers, directors, managers, trustees, employees, agents and Affiliates may invest, participate, or engage in (for their own accounts or for the accounts of others), or may possess an interest in, other financial ventures and investment and professional activities of every kind, nature and description, independently or with others, including but not limited to: management of investment funds; investment in, financing, acquisition or disposition of residential real estate; providing brokerage and investment banking services; or serving as officers, directors, managers, consultants, advisers or agents of other companies, partners of any partnership, members of any limited liability company or trustees of any trust (and may receive fees, commissions, remuneration or reimbursement of expenses in connection with these activities), whether or not such activities may conflict with any interest of the Company or any of the Members. Without limiting the generality of the foregoing, it is specifically acknowledged that certain Members and certain of their Affiliates are or may be engaged in residential real estate and/or other investing activities (including of a nature in which the Company intends to invest) and that nothing in this Agreement or otherwise related to the Company shall restrict such Members or Affiliates from engaging in any investing or related activities. Neither the Company nor any Member shall have any rights, by virtue of this Agreement or any other connection with the Company, in or to any activities permitted by this Section 3.5 or to any fees, income, profits or goodwill derived from such activities.

3.6 Nature of Obligations Between Members

Except as otherwise expressly provided herein, nothing contained in this Agreement shall be deemed to make any Member, in such Member’s capacity as a Member, an agent or legal representative of any other Member or to create any fiduciary relationship between Members for any purpose whatsoever, apart from such obligations between the members of a limited liability company as may be established by the Act. Except as otherwise expressly provided in this Agreement or a Series Operating Agreement, no Member shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member, a Series or the Company.

3.7 Lending and Borrowing

To the fullest extent permitted by applicable law, a Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company and has the same rights and obligations with respect to any such matter as a person who is not a Member provided, however, that any loan provided by a Member shall be subject to terms and conditions no less favorable to the Company than if such acts or services had been obtained in an arm’s length transaction.

3.8 Voting

Except as expressly provided in this Agreement, a Series Operating Agreement, the Certificate of Formation, or as required under the Act, Members shall have no voting, approval or consent rights.

3.9 Failure to Observe Formalities

A failure to observe any formalities or requirements of this Agreement or the Act shall not be grounds for imposing personal liability on the Member for debts, liabilities and obligations of the Company or of any Series thereof.

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ARTICLE IV

ACTIVITIES AND MANAGEMENT

4.1 Management and Control of Company

4.1.1 Manager

Except as otherwise provided herein or as otherwise required by the Act, the affairs and activities of the Company shall be managed by or under the direction of the Manager who shall be the “manager” under the Act. Except as otherwise provided herein, the Manager shall have the power on behalf and in the name of the Company to implement the business of the Company and to exercise any rights and powers the Company may possess, including, without limitation, the power to cause the Company to make any elections available to the Company under applicable tax or other laws. Among the powers and authority vested in the Manager are the following items:

(a) to do any and all things and perform any and all acts necessary or incidental to the business of the Company;

(b) to enter into, and take any action under, any contract, agreement or other instrument as the Manager shall determine to be necessary or desirable to further the objects and purposes of the Company;

(c) to buy, sell, hold, and otherwise invest in or dispose of assets; exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities or other assets held or owned, in each case, by the Company or such Series (as applicable);

(d) to open, maintain and close bank accounts and draw checks or other orders for the payment of money, and open, maintain and close brokerage, money market fund and similar accounts;

(e) to hire, for usual and customary payments and expenses, consultants, brokers, attorneys, accountants and such other agents for the Company as it may deem necessary or advisable, and authorize any such agent to act for and on behalf of the Company;

(f) to incur expenses and other obligations on behalf of the Company in accordance with this Agreement, and, to the extent that funds of the Company are available for such purpose, pay all such expenses and obligations;

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(g) to bring and defend actions and proceedings at law or in equity and before any governmental, administrative or other regulatory agency, body or commission;

(h) to establish reserves in accordance with this Agreement or the Act for contingencies and for any other purpose of the Company;

(i) to prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company, and withhold amounts with respect thereto from funds otherwise distributable to any Member;

(j) to take all action that may be necessary or appropriate for the continuation of the Company’s valid existence and authority to do business as a limited liability company with separate Series under the laws of the State of Delaware and of each other jurisdiction in which such authority to do business is, in the judgment of the Manager, necessary or advisable.

(k) to create new series of the Company;

(l) to establish special purpose vehicles or other entities incidental to the business purpose of the Company or any Series;

(m) to determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Company; and

(n) to act for and on behalf of the Company in all matters incidental to the foregoing.

4.2 Appointment of Officers

The Manager may, from time to time as it deems advisable, select and designate natural persons as officers of the Company and assign titles (including without limitation President, Treasurer and Secretary) to any such person. The officers are authorized to execute, deliver and (if required) file documents on behalf of the Company and to take such other actions as may be reasonably necessary to carry out and implement the decisions of the Manager or as otherwise required in connection with the business of the Company. None of the officers of the Company are required to be a Member. Two or more offices may be held by the same person. Subject to all other provisions of this Agreement, the Manager is authorized to execute and deliver any document and to take any action on behalf of the Company or any series of the Company without any vote or consent of any other person or entity. The Manager may remove any officer so appointed at any time, with or without cause, in its absolute discretion. If any office shall become vacant as a result of the death, resignation or removal of an officer, the Manager, in its sole discretion, may appoint a replacement officer.

4.3 Officer Standard of Care

An officer of the Company shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a violation of law by such officer of the Company. Any officer of the Company who performs the duties of officer of the Company in compliance with this Section 4.3 shall not have any liability by reason of being or having been a Manager or officer of the Company.

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4.4 Obligations of the Manager

Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, to the fullest extent permitted by law, whenever in this Agreement the Manager is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members, or (ii) in its “good faith” or under another expressed standard of care, the Manager shall act under such express standard of care and shall not be subject to any other or different standards of care. Unless otherwise expressly stated, for purposes of this Section4.3, the Manager shall be deemed to be permitted or required to make all decisions hereunder in its sole discretion.

4.5 Events Affecting the Manager

Neither the withdrawal, bankruptcy, or dissolution of the Manager, nor the liquidation, reorganization, merger, sale of all or substantially all the stock or assets of, or other change in the ownership or nature of the Manager, shall constitute an “event of withdrawal” of the Manager under the Act, and upon the happening of any such event, the affairs of the Company shall be continued without dissolution by any successor entity.

4.6 Manager’s Standard of Care

The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a violation of U.S. federal securities law by the Manager, in each case as determined in a final order by a court of competent jurisdiction. To the fullest extent permitted by applicable law, the provisions of this Agreement, to the extent that they limit or eliminate the duties and liabilities of the Manager existing at law or in equity, are agreed by each Member to replace such other duties and liabilities. The Manager shall not be required to manage the Company as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Company. Notwithstanding the foregoing, nothing contained in this paragraph or elsewhere in this Agreement shall constitute a waiver of any of a Member’s legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

4.7 Other Businesses of the Manager

The Manager shall devote to the Company such time as the Manager reasonably believes shall be necessary to conduct business and affairs of the Company in the Manager’s sole discretion. The Members recognize, however, that Affiliates of the Manager, and any officer or employee of the Manager or such Affiliate, shall be required to devote only such time to the affairs of the Company as the Manager determines in its sole discretion may be necessary or appropriate to manage and operate the Company. Except as expressly set forth herein, the Manager and each Member, and their respective Affiliates may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Company or otherwise. None of the foregoing shall have any rights or obligations solely by virtue of this Agreement or the business relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom.

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4.8 Removal and Withdrawal of the Manager

4.8.1 The Manager may be removed by an affirmative vote of two-thirds in capital of the Members upon the occurrence of any of the following events:

(a) the Manager’s continued breach of any material provision of the Operating Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager has taken steps to cure such breach);

(b) the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager that is not dismissed within 30 days, the issuance of an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

(c) the Manager committing fraud against the Company misappropriating or embezzling the funds of the Company, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Operating Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

(d) the dissolution of the Manager.

Unsatisfactory financial performance does not constitute a basis for removal of the Manager.

4.8.2 The Manager may withdraw as the Manager if the Company or any Series becomes required to register as an investment company under the Investment Company Act of 1940, with such withdrawal deemed to occur immediately before the event requiring such registration.

4.8.3 In the event of the removal or withdrawal of the Manager, the Manager will cooperate with the Company and take all reasonable steps to assist in making an orderly transition of the management function to the succeeding manager. The Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

4.8.4 Other than accrued fees payable to the Manager, no additional compensation will be paid to the Manager in the event of the removal of the Manager.

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4.9 Transactions between Affiliates

Without limiting any other provisions in this Agreement, and to the fullest extent permitted by applicable law, the Members agree that the Manager shall have the absolute and sole discretion to make decisions related to the Company’s commercial relationships with Affiliates of the Manager or any of the Company’s officers, and any such relationships shall not constitute “corporate waste”, shall not violate the principles of good faith and fair dealing, and shall not otherwise give rise to any liability of Manager or the Company’s officers to the Company or the Company’s Members, provided, however, that any such commercial relationships shall be on terms no less favorable than terms offered by third parties and negotiated in an arm’s length transaction.

ARTICLE V

RIGHTS AND DUTIES OF THE SERIES MANAGERS

5.1 Management of the Series

5.1.1 The business and affairs of each Series shall be controlled, directed and managed by a Manager. Except when the approval of the Members is expressly required by the Act, this Agreement or the relevant Series Operating Agreement, the Manager shall have the full, exclusive and complete authority, power and discretion to operate, manage and control the affairs, business and property of the relevant Series, to make all decisions related to that Series’ affairs, business and property and to perform any and all other acts or activities customary or incident to the management of that Series’ affairs, business and property, including, without limitation, (i) signing agreements, (ii) effecting distributions to Members, (iii) opening, maintaining and closing bank accounts and drawing checks or other orders for the payment of money, and opening, maintaining and closing brokerage, money market fund and similar accounts, and (iv) otherwise binding the Series.

5.1.2 Each Manager, as applicable, may agree to (i) delegate any matters or actions that it is authorized to perform under this Agreement or the relevant Series Operating Agreement to employees or agents of the Manager or third parties and (ii) appoint any Persons, with such titles as the Manager may select, to act on behalf of the Series, with such power and authority as the Manager may delegate from time to time to such Persons.

5.1.3 The Manager or its representative shall be the signatory on any bank accounts of the relevant Series.

5.1.4 Third parties dealing with a Series may rely conclusively upon any certificate of the relevant Manager, as applicable, to the effect that it is acting on behalf of the Series. The signature of the relevant Manager shall be sufficient to bind the Series, as applicable in every manner to any agreement or on any document.

5.2 Duties and Obligations of the Manager

5.2.1 The Manager shall take all action that may be necessary or appropriate for the continuation of the relevant Series’ valid existence and authority to do business as a Series of a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such authority to do business is, in the judgment of the Manager, necessary or advisable.

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5.2.2 The Manager shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the relevant Series.

5.2.3 The Manager shall cause the relevant Series to pay any taxes or other governmental charges levied against or payable by the Series; provided, however, that each Manager shall not be required to cause the Series to pay any tax so long as the Series is, in good faith and by appropriate legal proceedings, contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Series. If deemed appropriate or necessary by each Manager, the applicable Series may establish reasonable reserves to fund its actual or contingent obligations under this Section 5.2.3.

5.2.4 The Manager shall use its reasonable best efforts to ensure that at no time shall the equity participation in the relevant Series by “benefit plan investors” be “significant,” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). If the Manager becomes aware that the assets of the relevant Series at any time are likely to include plan assets of a benefit plan investor, the Manager may require any or all of the ERISA Members to compulsorily redeem all or so much of their capital in the Series as shall be necessary to maintain the investment of such Members at a level so that the assets of the Series are not deemed to include plan assets under ERISA.

5.2.5 Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Manager is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the relevant Series or its Members, or (ii) in its “good faith” or under another expressed standard of care, the Manager shall act under such express standard of care and shall not be subject to any other or different standards of care. Unless otherwise expressly stated, for purposes of this Section 5.2.5, the Manager shall be deemed to be permitted or required to make all decisions hereunder in its sole discretion.

5.3 Other Businesses of the Manager

The Manager shall devote to the Series managed by the Manager such time as the Manager reasonably believes shall be necessary to conduct the business and affairs of the Series in the Manager’s sole discretion. The Members recognize, however, that Affiliates of the Manager, and any officer or employee of the Manager or such Affiliate, shall be required to devote only such time to the affairs of the Series as the Manager determines in its sole discretion may be necessary or appropriate to manage and operate the Series. Except as expressly set forth herein, the Manager and each Series Member, and their respective Affiliates may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Series or otherwise. None of the foregoing shall have any rights or obligations solely by virtue of this Agreement or the business relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom.

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5.4 Indemnification of the Managers

5.4.1 With respect to each Series, in the absence of a final judgment or other final adjudication adverse to a Covered Person with respect to such Series (a “Series Indemnified Party”) (in each case, after all appeals and the expiration of time to appeal) establishing that the Series Indemnified Party’s acts or omissions were in bad faith or involved intentional misconduct, recklessness or gross negligence, no Series Indemnified Party shall be liable to any Series Member (a) for any mistake in judgment, (b) for any action taken or omitted to be taken, including any action taken or omitted to be taken by the Series Indemnified Party, or (c) for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any Person retained by a Series Indemnified Party; on the condition that such Person shall have been selected, engaged or retained by the Series Indemnified Party with reasonable care; and that, in the case of any dishonesty, fraud or bad faith of a Person retained by a Series Indemnified Party, no officer of such Series Indemnified Party knew of such dishonesty, fraud or bad faith. The Managers, and the employees, officers, directors and other agents of the foregoing may consult with legal counsel and accountants in respect of Series affairs and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants.

5.4.2 Each Series shall, to the fullest extent permitted by law, out of the Series’ assets, indemnify and hold harmless each of the relevant Series Indemnified Parties, and may, in the sole discretion of the relevant Manager, to the fullest extent permitted by law, out of the assets of the Series, as applicable, indemnify and hold harmless any Series Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Series or any of its Members), by reason of any actions or omissions or alleged actions or omissions arising out of or in connection with such Series Indemnified Party’s activities either on behalf of the Series or in furtherance of the interests of the Series or arising out of or in connection with such Person’s activities as a Manager, an Affiliate of the Manager or as the Liquidating Trustee, if such activities were performed in good faith either at the request of or on behalf of the Series or in furtherance of the interests of the Company or a Series and in a manner reasonably believed by such Person to be within the scope of the authority conferred by this Agreement or by law, against losses, liabilities, damages and expenses (which shall in each case be advanced as and when incurred) for which such Person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit or proceeding; provided, however, that any Person entitled to indemnification from the Company or a Series hereunder shall obtain the written Consent of the Manager or the relevant Manager prior to entering into any compromise or settlement that would result in an obligation of the Company or a Series to indemnify such Person. Any payments to the Indemnified Party by an indemnitor in connection with the claim in question shall be paid to the Series and distributed pursuant to the provisions of Section 5.4.

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5.4.3 The provisions of this Section 5.4 shall continue to afford protection to each Series Indemnified Party regardless of whether such Series Indemnified Party remains in the position or capacity pursuant to which such Series Indemnified Party became entitled to indemnification under this Section 5.4 and regardless of any subsequent amendment to this Agreement or the Series Operating Agreement. No amendment to this Agreement or the Series Operating Agreement shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment. The provisions of this Section 5.4 shall inure to the benefit of the successors, assigns, heirs and personal and legal representatives of the Series Indemnified Parties.

5.4.4 If deemed appropriate or necessary by a Manager, the relevant Series may establish reasonable reserves to fund its actual or contingent obligations under this Section 5.4.

5.5 Manager’s Standard of Care

The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a violation of US federal securities law by the Manager, in each case as determined in a final order by a court of competent jurisdiction. To the fullest extent permitted by applicable law, the provisions of this Agreement, to the extent that they limit or eliminate the duties and liabilities of the Manager existing at law or in equity, are agreed by each Member to replace such other duties and liabilities. The Manager shall not be required to manage the Series as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Company. Notwithstanding the foregoing, nothing contained in this paragraph or elsewhere in this Agreement shall constitute a waiver of any of a Member’s legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

ARTICLE VI

MANAGEMENT FEE AND EXPENSES

6.1 Management and Acquisition Fee

Each Series shall pay to the Manager a quarterly asset management fee equal to 0.375% (1.500% annually) of its value, payable quarterly in arrears. Each Series will also pay the Company an acquisition fee equal to 1.000% of the purchase price for any single-family home that the Series may acquire. The value of a Series in determining the asset management fee will be determined based on (i) in the absence of the occurrence and prior to a listing on a regulated secondary trading exchange of the Series Interests, the amount of contributed capital or (ii) if listed, the market capitalization of the Series. Fees will be paid by the Series using cash on hand. If a Series does not have sufficient funds to pay fees when due, such fees will accrue. If such fees cannot be paid without the Company registering with the U.S. Securities and Exchange Commission as an investment adviser or an exempt reporting adviser, the Managing Members will negotiate whether to make such registration or to revisit the fee structure

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6.2 Expenses

The Series will be responsible for the costs and expenses attributable to the operations of the Company related to such Series (the “Operating Expenses”). The Operating Expenses will be shared pro rata by Investors in the Series and include, but are not limited to, the following:

(a) fees, costs and expenses incurred in connection with the investigation, evaluation, diligence (including the costs of specialized services not ordinarily provided by the Manager), acquisition, administration, holding, monitoring or disposition of Investments or potential Investments (including broken deal expenses), including travel, meals and lodging/accommodations related thereto;

(b) fees, costs and expenses incurred in connection with the management of the properties owned by the Series and preparing any reports and accounts of each series, including, but not limited to, audits of a series annual financial statements, tax filings and the circulation of reports to investors;

(c) insurance premiums or expenses of the Company or the Series;

(d) withholding or transfer taxes imposed on the Company or the Series;

(e) governmental fees imposed on the capital of the Company or the Series;

(f) legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory proceeding instituted against the Company, the Series or the Manager, or any property owned by the Series, in connection with the affairs of the Company or the Series as well as any legal advice directly relating to the affairs of the Company or the Series;

(g) fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with the Series;

(h) indemnification payments by the Series to the Manager under this Agreement;

(i) the costs of any affiliates and third parties engaged by the Manager in connection with the operations of the Company and the Series; and

(j) any similar expenses that may be determined to be an Operating Expense of the Series as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature.

If the Operating Expenses exceed the amount of revenues generated by the Series and cannot be covered by any reserves on the balance sheet of the Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series on which the Manager may impose a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series and/or (c) cause the issuance of additional Interests in the Series in order to cover such additional amounts.

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ARTICLE VII

CAPITAL OF THE COMPANY

7.1 Capital Contribution

In exchange for the Interests in the Company, or a Series Interest in a corresponding Series, the Members shall contribute the Capital Contributions as set forth opposite each such Member’s name on Schedule A. The Manager may, but is not required to, contribute to the capital of the Company or any Series.

7.1.1 Membership Capital

Each Member, the Manager and the Managers shall have a deemed Interest in the Company, and/or Series Interest in the relevant Series as set forth in Schedule A and in its corresponding Series Operating Agreements. The Manager and the Managers shall be treated like other Members in respect of such deemed Interest and Series Interest. The following rights and limitations in connection with each Member’s Capital Contribution shall apply:

(a) Each Member, the Manager and the Managers may make a Capital Contribution in exchange for an additional Interest or Series Interest upon such terms and conditions as are permitted in this Agreement or otherwise as the Manager determines. Subscriptions for interests are not open to the general public, are subject to prior consent of the Manager, and may be rejected in whole or in part for any reason.

(b) No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account.

(c) No Member shall have any right to demand the return of its Capital Contribution or property in return for its Capital Contribution, except upon dissolution of the Company pursuant to Article X.

7.1.2 Adjustments at Subsequent Closings

Except as otherwise provided herein, the Manager may offer and sell Interests in the Company or a Series Interest in a Series upon such terms and conditions as are permitted in this Agreement or otherwise as the Manager determines. In the event a Series Member is admitted to a Series after its initial closing, the Series Operating Agreement of such Series may require that such Series Member, at the time of its admission as a Series Member, make a Capital Contribution equal to the aggregate Capital Contributions that would have been due to the Series from such Series Member had such Series Member been admitted at the initial closing. Each Member’s Capital Contribution and distribution rights shall be calculated on the basis of such Member’s proportional ownership of Series Interests within each applicable Series, and not based on such Member’s aggregate Capital Contributions to the Company.

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7.1.3 Default by Member

In the event that any Member fails to make all or any portion of his or her Capital Contribution pursuant to this Section 7.1 and such failure continues for five (5) Business Days following Notice from the Manager, the Manager may, in its sole discretion, designate such Member in default under this Agreement (a “Defaulting Member”) or waive or permit the cure of any default by such Defaulting Member subject to the conditions agreed upon between the Manager and the Defaulting Member. The Manager may take the following actions with regards to a Defaulting Member: (i) charge the Defaulting Member interest at a rate no greater than the Prime Rate plus two percent (2%) on the Defaulting Member’s unpaid amounts, payment of which shall be paid to the Company and the applicable Series and shall not be considered an additional Capital Contribution; or (ii) allow some or all of the Members to purchase some or all of the Defaulting Member’s Interests. No Defaulting Member shall be entitled to receive any distributions by the Company at least until the default has been cured, waived, or permitted. Each Defaulting Member shall remain fully liable up to the amount of his or her Capital Contribution to the Company and its creditors, if applicable, to the extent provided by law, as if such default had not occurred. The full amount of such Defaulting Member’s Capital Contributions shall be included in calculating the amount of the Management Fee and the Defaulting Member shall remain liable for its share of the Management Fee.

7.2 Additional Members and Additional Capital Contributions

The Manager is authorized to admit one or more Persons to the Company as additional Members (each, an “Additional Member”) or accept additional Capital Contributions from the Members. The terms of any such admission or additional Capital Contributions shall be fixed by the Manager, at the time of such admission or additional Capital Contributions.

ARTICLE VIII

CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

8.1 Capital Accounts

8.1.1 Creation and Maintenance

A separate book capital account shall be maintained for each Member of each Series (each a “Capital Account”) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), in respect of the Interest held by such Member in such Series. The Capital Account of each Member shall be:

(a) Increased by (i) the amount of such Member’s Capital Contribution, (ii) such Member’s distributive share of Net Income (or items of book income or book gain) allocated pursuant to Section 8.2, (iii) any item in the nature of book income or book gain which is specially allocated pursuant to Section 8.4, and (iv) the amount of any Company liabilities assumed by such Company or which are secured by any property distributed to such Member;

(b) Decreased by (i) the amount of cash and the Gross Asset Value of any property distributed to such Member, (ii) such Member’s distributive share of Net Loss (or items of book expense or book loss) allocated pursuant to Section 8.2, (iii) any item in the nature of book expense or book loss which is specially allocated pursuant to Section 8.4, and (iv) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company; and

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(c) Otherwise adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and with the provisions of this Agreement.

8.1.2 Timing of Adjustments to Capital Accounts

Except as otherwise provided in this Agreement, the Company’s books shall be closed and the Members’ Capital Accounts shall be adjusted in accordance with this Article VIII, and the other provisions of this Agreement relating to allocations as of the close of business on the following dates: (i) the last day of each Fiscal Year; (ii) the Business Day coincident with any Capital Contribution by any Member; (iii) the Business Day coincident with any distribution of cash or other asset to Members; (iv) the Business Day coincident with any compulsory redemption of a Member’s Interest, in whole or part, effected by the Manager; (v) the Business Day before the Company’s final liquidating distribution; and (vi) any other date determined by the Manager to be appropriate for a closing of the Company’s books.

8.1.3 Compliance with Treasury Regulations

The provisions of this Article VIII, including the provisions relating to the maintenance of Capital Accounts, are intended to comply with Section 704(b) of the Code and Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

8.2 Allocations of Net Income or Net Loss

Except as explicitly provided elsewhere herein, the items of income, gain, loss and deduction of the Company comprising Net Income or Net Loss for a Fiscal Year shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 10.3 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, taking into account any adjustments thereto for such Fiscal Year, all Company liabilities were satisfied according to their terms (limited in the case of each Nonrecourse Liability to the Gross Asset Value of the assets securing such liability) and the net proceeds of the Company were distributed in accordance with Section 10.3 to the Members immediately after making such allocations, minus (ii) the sum of any amounts, if any, such Member would be obligated to contribute to the capital of the Company as reasonably determined by the Manager, and such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of the assets.

8.3 Limitations on Loss

Notwithstanding anything to the contrary in Section 8.2, the amount of items of Company expense and loss allocated to any Member pursuant to Section 8.2 shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Member would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 8.3 shall be allocated first to Members who would not have an Adjusted Capital Account Deficit pro rata in proportion to their Capital Account balances, adjusted as provided in clauses (a) and (b) of the definition of Adjusted Capital Account Deficit until no Member would be entitled to any further allocation, and thereafter, to all Members pro rata in proportion to the Interests held by such Members.

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8.4 Specially Allocated Items

8.4.1 Notwithstanding anything to the contrary contained in this Article VIII, if there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, special allocations shall be made in respect of any minimum gain chargeback as required by Section 1.704-2 of the Regulations, and any qualified income offset as required by Section 1.704-1(b)(2)(ii)(d)(3) of the Regulations. In addition, in the event that any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (a) the amount, if any, that such Member is obligated to restore pursuant to this Agreement, and (b) the amount such Member is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that such an allocation shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VIII have been tentatively made as if this sentence were not in this Agreement. Nonrecourse Deductions shall be allocated to the Members pro rata in proportion to their Capital Contributions. Member Nonrecourse Debt shall be allocated to the Member(s) who bear the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(j) of the Regulations. In accordance with Section 1.752-3(a)(3) of the Regulations, each Member’s share of Nonrecourse Liabilities, if any, of the Company shall be allocated to the Members pro rata in proportion to their Capital Contributions. The amounts of any Company income, gain, loss or deduction available to be specially allocated pursuant to this Section 8.4 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (e) of the definition of Net Income and Net Loss.

8.4.2 Notwithstanding anything to the contrary in this Article VIII, if a Manager compulsorily redeems or distributes all or a portion of a Member’s Capital Account balance from the Company or any Series, the Manager in its sole discretion may make a special allocation to the such Member for federal income tax purposes of items of income, gain, loss or deduction recognized by the Company or any Series in such a manner as will reduce the disparity between such Member’s book capital account as maintained under this Article VIII and Code Section 704(b), and the Member’s tax capital account.

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8.5 Transfer of Interests

In the event of a transfer of all or part of an Interest (in accordance with the provisions of this Agreement) or the admission of an Additional Member (in accordance with the provisions of this Agreement), the Company’s taxable year shall close with respect to the transferring Member, and, if the Manager so determines, such Member’s distributive share of all items of profits, losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Code Section 706 and Regulations Section 1.706-1(c)(2)(i). Except as otherwise provided in this Section 8.5, in all other cases in which it is necessary to determine the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder. If all or a portion of a Member’s Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred Interest.

8.6 Tax Allocations

8.6.1 Sections 704(b) and 704(c) Allocations

Each item of income, gain, loss, deduction or credit for Federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 8.4 (a “Book Item”) shall be allocated among the Members in the same proportion as the corresponding Book Item; provided, however, that in the case of any Company asset the Gross Asset Value of which differs from its adjusted tax basis for Federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for Federal income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (using the traditional method or remedial method, unless otherwise unanimously agreed by the Members) so as to take account of the difference between the Gross Asset Value and the adjusted tax basis of such asset.

8.6.2 Credits

All tax credits shall be allocated among the Members as determined by the Manager in its reasonable discretion, consistent with applicable law.

8.6.3 Capital Accounts

The tax allocations made pursuant to this Section 8.6 shall be solely for tax purposes and shall not affect any Member’s Capital Account or share of non-tax allocations or distributions under this Agreement.

8.7 Company Distributions

8.7.1 The Company shall first use available assets to pay outstanding debts and obligations, if any, of the Company. Then, subject to Section 8.9, the Company may make distributions at such times and intervals as the Manager shall determine, in its sole discretion, to the Members in accordance with Section 8.7.2.

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8.7.2 Assets attributable to a Series shall be distributed as provided in the applicable Series Operating Agreement. Any assets of the Company not attributable to any Series shall be distributed to the applicable Members who have made a Capital Contribution equal to their accepted Capital Contribution not attributable to any Series, pro rata in accordance with their Interest.

8.7.3 The Manager is authorized to withhold from any distribution, or with respect to allocations, and to pay over to any applicable federal, state or local government, any amounts required to be withheld pursuant to applicable law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

8.7.4 Distributions will be comprised of (i) cash or other securities; and (ii) Digital Assets and agreements for future Digital Assets, if applicable. Interim distributions will be made at such times as the Manager or Manager determines in its sole discretion. No Member shall be able to demand or receive property other than cash, except in the Manager’s discretion. Notwithstanding the foregoing, no distribution of securities shall be made to any Member to the extent such Member would be prohibited by applicable law from holding such securities. Unless otherwise agreed to by the Manager or Manager, as applicable, distributions to a Member will be made to its respective brokerage account or wallet; provided that any cash distributions may, in the sole discretion of the Manager or Manager, be made, in whole or in part, to the account from which the Member paid its Capital Contribution or to a Member’s alternative account of which it informed the Manager or Manager by way of timely written notice.

8.8 No Creditor Status

A Member or Series Member shall not have the status of, and is not entitled to the remedies available to, a creditor of the Company or any Series with regard to distributions that such Member or Series Member becomes entitled to receive pursuant to this Agreement, the relevant Series Operating Agreement and the Act.

8.9 Limitations on Distribution

Notwithstanding any provision to the contrary contained in this Agreement, the Company or any Series shall not make a distribution to any Member or Series Interests if such distribution would violate the Act or other applicable law. Furthermore, the Manager or Manager may in its sole discretion refuse to accept any distribution (including dividend, interest payment or other amount) if such distribution is of a de minimis amount.

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ARTICLE IX

LIMITATIONS ON TRANSFERS AND

WITHDRAWALS

9.1 Transfers of Member Interests

9.1.1 General

No assignment, pledge, mortgage, hypothecation, gift, sale or other disposition or encumbrance (each, a “Transfer”) of a Member’s Interest in the Company or a Series, in whole or in part, shall be made other than pursuant to this Section 9.1.To the fullest extent permitted by law, any attempted Transfer of all or any part of a Member’s Interest in the Company or a Series without compliance with this Agreement shall be void. Each Transfer (a) shall be subject to all of the terms, conditions, restrictions and obligations set forth in this Agreement and (b) shall be evidenced by a written agreement in form and substance satisfactory to the Company or the Series. The restrictions on Transfer of this Article IX shall continue to apply unless and until the Manager has registered Interests for resale under the Securities Act and has them listed or quoted for trading.

9.1.2 Consent

The prior written consent of the Manager, which may be granted or withheld in its sole discretion, shall be required for any Transfer of all or part of a Member’s Interest in the Company (including a Transfer of solely an economic interest in the Company).

9.1.3 No Public Trading in Company Interests

The Manager shall not cause or permit any offering of Interests in the Company to be registered under the Securities Act or to become “traded on an established securities market as a result,” and shall withhold its consent to any Transfer of an Interest in the Company that, to its knowledge after reasonable inquiry, otherwise would be accomplished by a trade on a “secondary market (or the substantial equivalent),” in each case within the meaning of Sections 7704 or 469(k) of the Code and the applicable Treasury Regulations, unless and until the Manager has registered Interests and Series Interests for resale under the Securities Act and has them listed or quoted for trading.

9.1.4 No Recognition of Certain Transfers

No Transfer of any “partnership interest” (as defined in Treasury Regulation Section 1.7704-1(a)(2)) in the Company, in whole or in part, or derivative interest therein shall be permitted or “recognized” (within the meaning of Treasury Regulation Section 1.7704-1(d)) by the Company unless either (a) the Manager determines that either such Transfer or the Company (immediately after such Transfer) will qualify for a safe harbor set forth in the Treasury Regulations under Section 7704 of the Code or (b) the Manager otherwise determine, after consulting with the Company’s tax advisors, that such Transfer will not cause the Company to be subject to United States federal income tax at the entity level under Section 7704 of the Code unless and until the Manager has registered Interests and Series Interests for resale under the Securities Act and has them listed or quoted for trading.

9.1.5 Required Representations by Parties

(a) The transferor and transferee shall provide to the Company, in connection with any proposed Transfer, written representations to the effect that:

i. The proposed Transfer will not be effected on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the Nasdaq Global Market);

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ii. Such Person is not, and its proposed Transfer or acquisition (as the case may be) will not be made by, through or on behalf of (x) a Person, such as a broker or a dealer, making a market in Interests in the Company, or (y) a Person who makes available to the public bid or offer quotes with respect to Interests in the Company;

iii. The transferor and transferee(s) shall provide such additional written representations as the Company reasonably may request; and

iv. The Manager, the Company and counsel to the Company shall be permitted to rely upon any representations made by the transferor and transferee(s) pursuant to Sections 9.1.5(a) or otherwise, and on written representations from other Members made prior to or contemporaneously with such proposed Transfer. The Company, in its sole discretion, may waive its right to obtain any representations otherwise required by this Section 9.1.5.

(b) No Transfer shall be permitted, and the Manager shall withhold its consent with respect thereto, if such Transfer would:

i. Result in the Company having more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not accredited investors as defined in Rule 501 of the Securities Act.

ii. Result in a Member holding more than 9.8% of Series Interest of a Series;

iii. Result in the Company’s assets becoming “plan assets” (within the meaning of ERISA) of any Member;

iv. Result in a violation by the Company of the registration requirements of the Securities Act;

v. Require the Company to register as an investment company under the Investment Company Act of 1940, as amended;

vi. Result in the Company being classified for Federal income tax purposes as an association taxable as a corporation; or

vii. Result in the Company being subject to Federal income tax at the entity level under Section 7704 of the Code.

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9.1.6 Opinion of Counsel

Any Transfer otherwise permitted hereunder may be conditioned upon the receipt by the Company of a written opinion of counsel for the Company, or of other counsel reasonably satisfactory to the Manager, in form and substance satisfactory to the Manager, as to compliance with Section 9.1.6 and such other legal matters as the Manager reasonably may request.

9.1.7 Reimbursement of Transfer Expenses

The transferor of any Interest in the Company hereby agrees to reimburse the Company, at the request of the Company, for any expenses reasonably incurred by the Company in connection with such Transfer, including the costs of seeking and obtaining the legal opinion required by Section 9.1.6 and any other legal, accounting and miscellaneous expenses (“Transfer Expenses”), whether or not such Transfer is consummated. At its election, and in any event if the transferor has not reimbursed the Company for any Transfer Expenses incurred by the Company in preparing for or consummating a proposed or completed Transfer within fifteen (15) days after the Company has delivered to such transferor written demand for payment, the Company may seek reimbursement from the transferee of such Interest. If the transferee does not reimburse the Company for such Transfer Expenses within a reasonable time, the Company may withhold such amount from distributions that would otherwise be made to the transferor or transferee (with such amount being treated for other purposes of this Agreement as having been distributed to such Person) or charge the transferee’s Capital Account with such Transfer Expenses.

9.2 Admission of Substituted Members

9.2.1 General

Any transferee of an Interest in the Company transferred in accordance with the provisions of this Article IX shall be admitted as a substituted Member only with the consent or approval required for such Transfer in accordance with Section 9.1 (it being acknowledged that consent or approval to substitution pursuant to this Section 9.2 is separate and in addition to consent or approval for the Transfer pursuant to Section 9.1), which consent to substitution may be withheld for any reason or for no reason.

9.2.2 Effect of Admission

The transferee of an Interest in the Company transferred pursuant to this Article IX that is admitted to the Company as a substituted Member shall succeed to the rights and liabilities of the transferor Member (to the extent of the Interest transferred), including, without limitation, any obligation to return distributions pursuant to this Agreement and, after the effective date of such admission, the Capital Contributions and Capital Account of the transferor shall become the Capital Contributions and Capital Account, respectively, of the transferee, to the extent of the Interest transferred. If a transferee of an Interest is not admitted to the Company as a substituted Member, (a) such transferee shall have no right to participate with the Members in any votes taken or consents granted or withheld by the Members hereunder, and (b) the transferor shall remain liable to the Company for all contributions and other amounts payable with respect to the transferred Interest to the same extent as if no Transfer had occurred.

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9.2.3 Non-Compliant Transfer

If a Transfer has been proposed or attempted but has not satisfied the requirements of this Article IX, the Company shall not admit the purported transferee as a substituted Member but, to the contrary, shall use its reasonable efforts to ensure that the Company (a) continues to treat the transferor as the sole owner of the Interest in the Company purportedly transferred, (b) makes no distributions to the purported transferee and (c) does not furnish to the purported transferee any tax or financial information regarding the Company. The Company shall also use its reasonable efforts to ensure that the Company does not otherwise treat the purported transferee as an owner of any Interest in the Company (either legal or equitable), unless required by law to do so. The Company shall be entitled to seek injunctive relief, at the expense of the purported transferor, to prevent any such purported Transfer.

9.2.4 Multiple Ownership

In the event of any Transfer which shall result in multiple ownership of any Member’s Interest in the Company, the Company may require one or more trustees or nominees to be designated as representing a portion of or the entire Interest transferred for purposes of (a) receiving all notices which may be given, and all payments which may be made, under this Agreement and (b) exercising all rights which the transferor as a Member has pursuant to the provisions of this Agreement.

9.2.5 No Withdrawal Rights; Compulsory Redemption

Except as otherwise provided herein, no Member, in its capacity as such, shall have the right or power to: (a) withdraw, redeem or reduce its Capital Contributions and other obligations of such Member to the Company, (b) to the fullest extent permitted by law, cause the dissolution and winding up of the Company or (c) demand or receive property in return for its Capital Contributions. The Manager may at any time require that a Member redeem all or a portion of its Capital Account for any reason in its sole and absolute discretion.

ARTICLE X

DISSOLUTION, TERMINATION AND LIQUIDATION

10.1 Dissolution of the Company

The Company shall be dissolved, and its affairs wound up upon the happening of any of the following events:

10.1.1 the determination of the Manager in its sole discretion to dissolve the Company; or

10.1.2 a judicial determination under Section 3998 of the Act.

Dissolution of the Company shall be effective on the day on which the event giving rise to the dissolution occurs, but the Company shall not terminate until the assets of the Company have been distributed as provided in Section 10.3. To the fullest extent permitted by law, the dissolution, death, bankruptcy, insolvency, incompetence, disability, withdrawal, substitution or admission of any Member, or any other similar event involving the existence, status or organization of a Member, shall not, in and of itself, cause the dissolution of the Company.

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10.2 Termination of a Series

10.2.1 A Series shall be terminated and its affairs wound up upon the occurrence of any of the following events:

(a) upon the dissolution of the Company;

(b) at the election of the Manager upon ninety (90) calendar days prior written notice to all other Members;

(c) at the time in which there are no Members associated with such Series; or

(d) upon the entry of a decree of judicial termination of the Series under Section 3998 of the Act.

Under no circumstances may a Series be wound up in accordance with Section 18-801(a)(3) of the Act by the vote of Members holding more than two-thirds of the Series Interests.

10.2.2 Other than in connection with a transfer of Series Interests in accordance with this Agreement, and unless approved by the Manager in its sole discretion, a Member associated with a Series shall not resign or take any voluntary action (including, without limitation, resignation) that directly causes it to cease to be a Member of the Company or such Series. A Member who ceases to be a Member associated with such Series (a “Resigning Member”), regardless of whether such termination was the result of a voluntary act by such Member, shall be entitled to receive (a) any distributions through the effective date of resignation from the Company with respect to such Series to which such Member is entitled under this Agreement or the relevant Series Operating Agreement and (b) within a reasonable period of time after resignation the fair market value of such Member’s Series Interest as of the date of resignation. Except as otherwise expressly provided herein, a Resigning Member shall immediately become an assignee associated with such Series. Damages for breach of this Section 10.2.2 shall be monetary damages only (and not specific performance), and such damages may be offset against distributions by the Company with respect to such Series to which the Resigning Member would otherwise be entitled.

10.2.3 The termination and winding up of a Series shall not cause a dissolution of the Company or the termination of any other Series. The termination of a Series shall not affect the limitation on liabilities of such Series or any other Series provided by this Agreement and the Act.

10.2.4 Upon termination of a Series, the Manager may require that (i) the formal legal termination of a Series be delayed for up to twelve months and that the capital of the Members of a Series remain in that Series for such time if necessary, in the sole discretion of the Manager, in order to maintain adequate capitalization of the Company or to satisfy capital or net worth covenants in agreements between the Company and third parties, or (ii) a liquidating trustee be appointed (the “Liquidating Trustee”) and a liquidating trust (or similar special purpose vehicle) be established to receive a distribution or allocation of securities and other assets in kind, in which case (a) payment to each Series Member of that portion of his or her Series Interest attributable to such securities or assets will be delayed until such time as such securities or other assets are liquidated, and (b) the amount otherwise due such Series Member will be increased or decreased to reflect the performance of such securities or other assets through the date on which the liquidation of such securities or other asset is effected. To the extent practical, in kind securities distributed Series Members shall be generally representative of the Series portfolio as a whole. A Series need not actively engage in business during any period for which it is required to remain in existence by the Manager pursuant to this Section 10.2.4.

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10.3 Liquidation of the Company

10.3.1 Upon dissolution of the Company, the Manager or the Liquidating Trustee, as the case may be, shall wind up the affairs of the Company and proceed within a reasonable period of time to sell or otherwise liquidate the assets of the Company and, after paying or making provision by the setting up of reasonable reserves for all liabilities to creditors of the Company, to distribute the assets among the Members in accordance with Section 10.3.2.

10.3.2 The assets of the Company or the proceeds from liquidation of the Company shall be paid or distributed in the following manner:

(a) first, (i) Permissible Liquidation Expenses, and (ii) the liabilities and debts of the Company, other than liabilities for distributions to Members (whether by payment or the making of reasonable provision for payment thereof); and

(b) then, to all Members in the order of priority set forth in Section 8.7.2.

10.3.3 In any such liquidation, the Company may distribute (after payment, or the making of reasonable provision for payment, of the Company’s obligations) the assets of the Company in cash, in kind and generally representative of the Company’s portfolio as a whole, or any combination thereof as the Manager or the Liquidating Trustee, as the case may be, shall determine in accordance with the Act; provided, however, that no distribution of securities, property or other assets shall be made to any Member to the extent such Member would be prohibited by applicable law from holding such securities, property or other assets (it being understood and agreed that under such circumstances, a non-ratable distribution may be made). The Manager or the Liquidating Trustee, as the case may be, may, in its discretion and in accordance with the Act, establish a liquidating trust (or similar special purpose vehicle) to receive a liquidating distribution or allocation of securities and other assets in kind, in which case (i) liquidating distributions to each Member attributable to such securities or assets will be delayed until such time as such securities or other assets are liquidated, and (ii) the amount otherwise due such Member will be increased or decreased to reflect the performance of such securities or other assets through the date on which the liquidation of such securities or other asset is effected.

10.3.4 The expense of liquidating the Company (including, without limitation, legal and accounting expenses incurred in connection therewith and the cost of the Liquidating Trustee, if any) shall be borne by the Company only to the extent permitted under the terms of this Agreement. Such expenses are referred to herein as “Permissible Company Liquidation Expenses”. The Manager or the Liquidating Trustee, in its sole discretion, may establish reserves for contingent Permissible Company Liquidation Expenses.

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10.3.5 When the liquidation has been completed in accordance with the foregoing liquidation plan, the Manager or the Liquidating Trustee, as the case may be, shall enter on its books and records on behalf of all Members evidence of the cancellation of the Company (or the equivalent thereof).

10.3.6 Any Liquidating Trustee winding up the Company’s affairs who has complied with this Section 10.3 shall not be personally liable to the claimants of the dissolved Company by reason of such Liquidating Trustee’s good faith actions in winding up the Company.

10.4 Liquidation of a Series

10.4.1 Upon dissolution of a Series, subject to rights and obligations set forth in Section 10.2.4 of this Agreement, the Manager or the Liquidating Trustee, as the case may be, shall wind up the affairs of the Series and proceed within a reasonable period of time to sell or otherwise liquidate the assets of the Series and, after paying or making provision by the setting up of reasonable reserves for all liabilities to creditors of the Company, to distribute the assets among the Members associated with that Series in accordance with the provisions for the making of distributions set forth in this Agreement.

10.4.2 The assets of each Series or the proceeds from liquidation of a Series shall be paid or distributed in the following manner:

(a) first, (i) Permissible Series Liquidation Expenses (as defined in Section 10.4.4), and (ii) the liabilities and debts of such Series, other than liabilities for distributions to such Series Members (whether by payment or the making of reasonable provision for payment thereof); and

(b) then, to such Series Members in the order of priority set forth in the applicable Series Operating Agreement.

10.4.3 In any such liquidation, the Company may distribute (after payment, or the making of reasonable provision for payment, of the Company’s obligations) the assets of the Series in cash, in kind and generally representative of the Company’s portfolio as a whole, or any combination thereof as the Manager or Liquidating Trustee, as the case may be, shall determine in accordance with the Act; provided, however, that no distribution of securities, property or other assets shall be made to any Member to the extent such Member would be prohibited by applicable law from holding such securities, property or other assets (it being understood and agreed that under such circumstances, a non-ratable distribution may be made).

10.4.4 The expense of liquidating a Series (including, without limitation, legal and accounting expenses incurred in connection therewith and the cost of the Liquidating Trustee) shall be borne by the Series only to the extent permitted under the terms of this Agreement. Such expenses are referred to herein as “Permissible Series Liquidation Expenses”. The Manager or the Liquidating Trustee, as the case may be, may, in its sole discretion, establish reserves for contingent Permissible Series Liquidation Expenses.

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10.4.5 When the liquidation has been completed in accordance with the foregoing liquidation plan, the Manager or the Liquidating Trustee, as the case may be, shall enter on its books and records on behalf of all Members evidence of the cancellation of the Company (or the equivalent thereof).

10.4.6 Any Liquidating Trustee winding up the Company’s affairs who has complied with this Section 10.4 shall not be personally liable to the claimants of the dissolved Company by reason of such Liquidating Trustee’s good faith actions in winding up the Company.

10.5 General

To the fullest extent permitted by law, the Liquidating Trustee, the Manager and the other Members shall not be personally liable for the return of the Capital Contributions of any Member.

10.6 Member Obligations

No Member shall be obligated to restore to the Company any amount with respect to a negative Capital Account; provided, however, that this provision shall not affect the obligations of Members to make any payments to the Company that are required under this Agreement or applicable law.

10.7 Withholding of Taxes

10.7.1 General

If the Company incurs an obligation to pay directly any amount in respect of taxes with respect to amounts allocated or distributed to one or more Members, including but not limited to withholding taxes imposed on any Member’s or former Member’s share of the Company gross or net income and gains (or items thereof), income taxes, and any interest, penalties or additions to tax (other than any penalties or additions to tax incurred as a result of the Manager’ gross negligence or willful misconduct) (“Tax Liability”), or if the amount of a payment or distribution of cash or other property to the Company is reduced as a result of withholding by other parties in satisfaction of any such Tax Liability that is primarily attributable to the status or identity of a Member or Members (as opposed to the Company):

(a) All payments by the Company in satisfaction of such Tax Liability and all reductions in the amount of a payment or distribution that the Company otherwise would have received shall be treated, pursuant to this Section 10.7, as distributed to those Members or former Members to which the related Tax Liability is attributable; provided that the Manager shall give the Members prompt notice of any amounts in respect of a Tax Liability withheld by a third party on payments to the Company or required to be withheld by the Company on allocations or distributions to the Members;

(b) Notwithstanding any other provision of this Agreement, subsequent distributions to the Members shall be adjusted by the Manager in an equitable manner so that the burden of taxes withheld at the source or paid by the Company is borne by those Members to which such Tax Liabilities are attributable; and

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(c) The Manager in its sole discretion may cause any amount treated pursuant to this Section 10.7.1 as distributed to any Member or former Member at any time that exceeds the amount, if any, of distributions to which such Person is then entitled under this Agreement to be treated as a loan to such Person, and the Company shall give prompt written notice to such Person of the amount of such loan. Amounts paid pursuant to such loan shall not be treated as Capital Contributions.

10.7.2 Tax Liability

The Manager, after consulting with the Company’s accountants or the other tax advisers, shall determine the amount, if any, of any Tax Liability attributable to any Member. For this purpose, the Company shall be entitled to treat any Member as ineligible for an exemption from or reduction in rate of such Tax Liability (whether under a tax treaty or otherwise) except to the extent that such Member provides the Company with such reasonable written evidence as the Company or the relevant tax authorities may require to establish such Member’s entitlement to such exemption or reduction.

10.8 Certain Distributions Prohibited

Anything in this Agreement to the contrary notwithstanding, no distribution shall be made to any Member if, and to the extent that, such distribution would not be permitted under the Act.

ARTICLE XI

EXCULPATION AND INDEMNIFICATION

11.1 Exculpation

11.1.1 General

No Covered Person shall be liable to the Company or any Member, in its capacity as such, for any loss suffered by the Company or any Member which arises out of any act or omission of such Covered Person unless a court of competent jurisdiction (or other similar tribunal) has issued a final decision, judgment or order that (i) such Covered Person was grossly negligent or engaged in fraud or willful misconduct or (ii) any act or omission which was taken by such Covered Person in bad faith. For purposes of this Section, “Covered Person” shall mean the Manager, the Liquidating Trustee, the Partnership Representative, each officer of the Company and each partner, member, officer, trustee, employee, or agent of any of the foregoing. To the extent that the provisions of this Agreement restrict or eliminate the duties (including fiduciary duties) and liabilities of a Covered Person to the Company or any Member otherwise existing at law or in equity or otherwise, such provisions are agreed by the Members to replace such other duties and liabilities of such Covered Person. Notwithstanding the foregoing, nothing contained in this paragraph or elsewhere in this Agreement shall constitute a waiver of any of a Member’s legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

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11.1.2 Activities of Others

No Covered Person shall be liable to the Company or any Member, in its capacity as such, for the negligence, whether of action or omission, dishonesty or bad faith of any broker or other agent of the Company selected and retained in good faith by the Company or by any Covered Person.

11.1.3 Advice of Experts

No Covered Person shall be liable to the Company or any Member, in its capacity as such, with respect to any action or omission taken or suffered by any of them in good faith if such action or omission is taken or suffered in reliance upon and in accordance with the opinion or advice of legal counsel (as to matters of law), or of accountants (as to matters of accounting), or of investment bankers, accounting firms, or other appraisers (as to matters of valuation); provided that any of the foregoing are selected and retained by the Company or such Member in good faith.

11.2 Indemnification of Covered Persons

11.2.1 General

To the fullest extent permitted by law, each Covered Person shall be indemnified, subject to the other provisions of this Agreement, by the Company (only out of Company assets, including the proceeds of liability insurance) against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability (collectively, “Damages”) incurred by or imposed upon the Covered Person in connection with any action, suit, proceeding or investigation (including any proceeding or investigation before any administrative or legislative body or agency), to which the Covered Person may be made a party or otherwise involved or with which the Covered Person shall be threatened, in respect of or arising from the Covered Person’s being or holding, at the time the cause of action arose or thereafter, a Member, an Affiliate of a Member, a liquidator, any position or status in respect of which such Covered Person is a Covered Person, or by reason of actions or omissions taken or omitted in any such capacity.

11.2.2 Effect of Judgment

A Covered Person shall not be indemnified with respect to any act or omission with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final decision, judgment or order that such Covered Person was grossly negligent or engaged in fraud or willful misconduct or any act or omission which was taken by such Covered Person in bad faith.

11.2.3 Effect of Settlement

In the event of settlement of any action, suit, proceeding or investigation brought or threatened, such indemnification shall apply to all matters covered by such settlement except for matters as to which the Company is advised by counsel (who may be counsel regularly retained to represent the Company) that the Covered Person seeking indemnification, in the opinion of counsel, was grossly negligent, engaged in fraud or willful misconduct or that any act or omission which was taken by such Covered Person was taken in bad faith.

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11.2.4 Advance Payment of Expenses

The Company, at the election of the Manager, may pay the expenses incurred by a Covered Person in connection with any such action, suit, proceeding or investigation, or in connection with claims arising in connection with any potential or threatened action, suit, proceeding or investigation, in advance of the final disposition of such action, suit, proceeding or investigation, upon (a) receipt of an enforceable undertaking by such Covered Person to repay such payment if the Covered Person shall be determined to be not entitled to indemnification for such expenses pursuant to this Article XI and (b) satisfaction of such other conditions as the Manager determine to be appropriate. The Manager shall condition indemnification payments by the Company to a Covered Person pursuant to this Section 11.2 that relate to Damages for which the Manager reasonably believe that such Covered Person may receive indemnification payments from a third party upon receipt of an enforceable undertaking by such Covered Person to repay such payment to the Company if, and to the extent that, such Covered Person receives indemnification payments from a third party for the same Damages.

11.2.5 Insurance

At its election, the Manager may cause the Company to purchase and maintain insurance, at the expense of the Company and to the extent available, for the protection of any Covered Person or potential Covered Person against any liability incurred in any capacity which results in such Person being a Covered Person, whether or not the Company has the power to indemnify such Person against such liability.

11.2.6 Successors

The foregoing right of indemnification shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each such Covered Person.

11.2.7 Rights to Indemnification from Other Sources

The rights to indemnification and advancement of expenses conferred in this Section 11.2 shall not be exclusive of any rights to which any Covered Person may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, by-law, contract or agreement. The indemnification obligation of the Company to a Covered Person with respect to any Damages shall be reduced by any indemnification payments actually received by such Covered Person from a third party with respect to the same Damages. Solely for purposes of clarification, and without expanding the scope of indemnification pursuant to this Section 11.2, the Members intend that, to the maximum extent permitted by law, as between (a) the Company and (b) any other Person, this Section 11.2 shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any applicable third party having primary liability, the Company having only secondary liability and any other Person that has agreed to indemnify a Covered Person for the same Damages having only tertiary (or subsequent) liability. The possibility that a Covered Person may receive indemnification payments from a third party shall not restrict the Company from making payments under this Section 11.2 to a Covered Person that is otherwise eligible for such payments, but such payments by the Company are not intended to relieve any third party from any liability that it would otherwise have to make indemnification payments to such Covered Person and, if a Covered Person that has received indemnification payments from the Company actually receives duplicative indemnification payments from a third party for the same Damages, such Covered Person shall repay the Company to the extent of such duplicative payments. If, notwithstanding the intention of this Section 11.2, a third party’s obligation to make indemnification payments to a Covered Person is relieved or reduced under applicable law as a result of payments made by the Company pursuant to this Section 11.2, or if otherwise necessary to effect the intention of the Members in this Section 11.2.7, the Company shall have, to the maximum extent permitted by law, a right of subrogation against (or contribution from) such third party for amounts paid by the Company to a Covered Person that relieved or reduced the obligation of such third party to such Covered Person. Indemnification payments (if any) made to a Covered Person by a Person with tertiary (or subsequent) indemnification liability pursuant to the priority rules in this Section 11.2.7 in respect of Damages for which (and to the extent) such Covered Person is otherwise eligible for payments from the Company under this Section 11.2 shall not relieve the Company from its obligation to such Covered Person for such payments (it being the intention in such case that such Person would be reimbursed by such Covered Person or directly by the Company with payments made by the Company under this Section 11.2). As used in this Section 11.2, “indemnification” payments made or to be made by a third party shall be deemed to include (i) advancement of expenses in connection with indemnification obligations, (ii) payments made or to be made by any successor to the indemnification obligations of such third party and (iii) equivalent payments made or to be made by or on behalf of such third party (or such successor) pursuant to an insurance policy or similar arrangement.

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11.3 Limitation by Law

If any Covered Person or the Company itself is subject to any federal or state law, rule or regulation which restricts the extent to which any Person may be exonerated or indemnified by the Company, the exoneration provisions set forth in Section 11.1 and the indemnification provisions set forth in Section 11.2 shall be deemed to be amended, automatically and without further action by the Members or any other Person, to the minimum extent necessary to conform to such restrictions.

ARTICLE XII

AMENDMENTS

12.1 Amendments; Limitations

This Agreement and each Series Operating Agreement are subject to amendment only with the written consent of the Manager; provided, however, that no amendment to this Agreement or a Series Operating Agreement may:

12.1.1 Modify the limited liability of a Member; modify the indemnification and exculpation rights of the Covered Persons, as applicable; or increase in any material respect the liabilities or responsibilities of, or diminish in any material respect the rights or protections of, any Member under this Agreement or the Series Operating Agreement, in each case, without the consent of each such affected Member or Covered Person, as the case may be;

12.1.2 Alter the interest of any Member in income, gains and losses or amend any portion of Article VII without the consent of each Member adversely affected by such amendment; provided, however, that the admission of additional Members in accordance with the terms of this Agreement shall not constitute such an alteration or amendment;

12.1.3 Amend any provisions of this Agreement or a Series Operating Agreement, as applicable, that require the consent, action or approval of Members without the consent of such Members; or

12.1.4 Amend this Section 12.1.

Notwithstanding the above, the Company’s, the Series’, the Manager’s or the Manager’s noncompliance with any provision hereof in any single transaction or event may be waived in writing by a majority in Interest of the affected Members. No waiver shall be deemed a waiver of any subsequent event of noncompliance.

12.2 Amendment Without Consent

Notwithstanding the limitations of Section 12.1, and in accordance with the Act, this Agreement or a Series Operating Agreement may be amended from time to time by the Manager without the consent of any of the Members including, without limitation, (i) to add to the representations, duties or obligations of the Manager or surrender any right or power granted to the Manager herein; (ii) to cure any ambiguity or correct or supplement any provisions herein which may be inconsistent with any other provision herein, or correct any printing, stenographic or clerical errors or omissions; (iii) to admit one or more additional Members or one or more Substituted Members, or withdraw one or more Members, in accordance with the terms of this Agreement; (iv) to make such adjustments or amendments to the terms of this Agreement or the Series Operating Agreement as may be required to effect the terms of Article VIII; (v) to create a new Series in accordance with Section 2.2 and make such adjustments in the Capital Accounts in accordance with this Agreement; and (vi) to effect any amendment, modification or change that is not adverse to the Members and does not result in non-uniform treatment of the Members (as reasonably determined by the Manager in good faith); provided, however, that no amendment shall be adopted pursuant to this Section 12.2 unless such amendment would not alter, or result in the alteration of, the limited liability of the Members or the status of the Company as a “partnership” for federal income tax purposes.

12.3 Regulatory Amendments

Notwithstanding the other provisions of this Article XII, the Manager, without the consent of any other Member or Person, may amend any provisions of this Agreement with respect to allocation of Net Income, Net Loss, items thereof, and tax items if so required by a taxing authority.

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12.3.1 Notice of Amendments

The Company shall furnish copies of any amendments to this Agreement to each Member or Series Member, as applicable.

12.3.2 Corrective Amendments

The Manager, without the consent of any other Member or Person, may additionally amend any provisions of this Agreement (a) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or to correct any printing, stenographic or clerical errors or omissions in order that this Agreement shall accurately reflect the agreement among the Members; and (b) to make such changes as the Manager in good faith deem necessary to comply with any requirements applicable to the Company or its Affiliates under applicable law.

ARTICLE XIII

ADMINISTRATIVE PROVISIONS

13.1 Accounts and Records

At all times through and until the fourth anniversary of the complete liquidation of the Company, the Manager shall cause to be kept proper and complete books of account, which shall fully and accurately reflect the activities and transactions of the Company. Such books of account shall be kept on the accrual method of accounting. The Company shall also maintain: (a) an executed copy of this Agreement (and any amendments hereto); (b) the Certificate of Formation (and any amendments thereto); (c) executed copies of any powers of attorney pursuant to which any document described in clause (a) or (b) has been executed by the Company; (d) a current list of the full name and last known address of each Member; (e) copies of all tax returns filed by the Company for each of the prior three years; and (f) all financial statements of the Company for each of the prior three years. These books and records shall at all times be maintained at the principal address of the Company.

13.2 Financial Reports

13.2.1 Notice of Reports

The Company shall transmit to each Member such financial, performance and other reports (and on such frequency) as may be determined by the Manager in its sole discretion.

13.2.2 Annual Tax Information

If required by the Code, the Company shall transmit to each Member, as soon as reasonably practicable after the close of each Fiscal Year (although the Company shall use reasonable efforts to do so within 120 days after the close of such Fiscal Year), such Member’s Schedule K-1 (Internal Revenue Service Form 1065) or an equivalent report indicating such Member’s share of all items of income or gain, expense, loss or other deduction and tax credit of the Company for such year, and such additional information as it reasonably may request to enable it to complete its tax returns or to fulfill any other reporting requirements, provided that the Company can obtain such additional information without unreasonable effort or expense.

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13.3 Valuation

13.3.1 Valuation by Manager

Whenever valuation of Company assets or net assets is required by this Agreement, the Manager shall determine the “Fair Market Value” thereof in good faith in accordance with this Section 13.4 and its valuation policies then in effect.

13.3.2 Other Assets

The Manager’ determination of the Fair Market Value of all other assets of the Company shall be based upon factors that the Manager deem to be relevant to such determination, which may include, without limitation: the current financial position and current and historical operating results of the issuer; sales prices of recent public or private transactions in the same or similar securities, including transactions on any securities exchange on which such securities are listed or in the over-the-counter market; general level of interest rates; recent trading volume of the security; restrictions on transfer, including the Company’s right, if any, to require registration of its securities by the issuer under the securities laws; significant recent events affecting the assets.

13.3.3 Goodwill and Intangible Assets

In determining the Fair Market Value of the assets of the Company, no allowance of any kind shall be made for goodwill or the name of the Company, the Company’s office records, files and statistical data or any intangible assets of the Company in the nature of or similar to goodwill. The Company’s name and the Company’s goodwill shall, as among the Members, be deemed to have no value, and no Member shall have any right or claim individually to the use thereof solely as a result of this Agreement.

13.4 Notices

Except where otherwise specifically provided in this Agreement, all notices, requests, consents, approvals and statements (collectively, “Notices”) shall be in writing and, if properly addressed to the recipient, shall be deemed given if (a) delivered personally to the recipient or sent by Electronic Transmission; (b) mailed by first class mail (or if sent from outside the United States, by airmail), postage prepaid; (c) sent by Electronic Transmission; or (d) delivered by a reputable overnight courier service. Notices shall be deemed to be properly addressed, if to the Company, if addressed to the principal address of the Company set forth in Section 2.5, or if to any Member, if addressed to its address as set forth in the books and records of the Company, or to such other address or addresses as the addressee previously may have specified by written notice given in the manner specified in this Section 13.5 to the Company, in the case of the Members, or to the Members, in the case of the Company. Notices shall be deemed received one Business Days after they are given, except that Notices sent by mail shall be deemed received three Business Days after they are mailed. Each Member hereby consents to receive Notices by Electronic Transmission at the electronic mail address set forth in Schedule A.

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13.5 Accounting Provisions

13.5.1 Fiscal Year

The fiscal year of the Company (“Fiscal Year”) shall be the calendar year or, if the Company is required to use a different year as its taxable year for U.S. federal income tax purposes, such other year.

13.5.2 Independent Accountants

When their services are required, the Company’s independent public accountants shall at all times be a reputable independent public accounting firm selected by the Manager in its sole discretion. The Manager may change the Company’s accountants from time to time.

13.6 Tax Provisions

13.6.1 Classification as Company

The Company (a) shall not elect: (i) to be excluded from the provisions of Subchapter K of Chapter 1 of the Code, (ii) to be treated as a corporation for United States federal income tax purposes, or (iii) to be treated as an “electing large partnership” as defined in Section 775 of the Code; (b) shall make any election reasonably determined to be necessary or appropriate in order to ensure the treatment of the Company as a partnership for United States federal income tax purposes; (c) shall file any required tax returns in a manner consistent with its treatment as a partnership for United States federal income tax purposes; and (d) shall not take any action that would be inconsistent with the treatment of the Company as a partnership for such purposes.

13.6.2 Publicly Traded Partnerships

To avoid classification as a “publicly traded partnership” for U.S. federal income tax purposes, the Company shall not (i) participate in the establishment of a securities market for the Interests within the meaning of Regulations Section 1.7704-1(b), (ii) allow the Interests to be tradable on a secondary market or the substantial equivalent thereof) within the meaning of Regulations Section 1.7704-1(c), or (iii) recognize any Transfer made on any market by (A) redeeming the transferor Member (in the case of a redemption or repurchase by the Company) or (B) admitting the transferee as a Member or otherwise recognizing any rights of such transferee, such as a right of the transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company, unless and until the Manager has registered Interests and Series Interests for resale under the Securities Act and has them listed or quoted for trading.

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13.6.3 Partnership Representative; Member Tax Information

The “Tax Matters Partner,” as defined in Section 6231 of the Code, of the Company for taxable years of the Company beginning prior to 2018 and the “Partnership Representative” (as that term is defined in Section 6223(a) of the Code as amended by the Bipartisan Budget Act of 2015) for all taxable years beginning after 2017 shall be designated by the Manager. The Manager may designate a different Member as the Partnership Representative from time to time; provided that no Member shall become the Partnership Representative without its consent to such designation. As the Partnership Representative, the Manager shall have sole discretion to make or refrain from making any election or otherwise act on behalf of the Company in any audit proceeding involving the Company. Each Member expressly consents to such designation and agrees that, upon the request of the Manager, it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to effect such consent. Each Member agrees not to treat, without the prior consent of the Manager, on its U.S. federal income tax return or in any claim for a refund, any income, gain, loss deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Partnership Representative (or Partnership Representative) shall represent the Company (at the Company’s expense) in connection with all administrative and/or judicial proceedings by the U.S. Internal Revenue Service or any U.S. taxing authority involving any U.S. tax return of the Company and may expend the Company’s funds for professional services and costs associated therewith. Each Member (or former Member) agrees to indemnify the Company for any taxes (and related interest, penalties or other charges or expenses) payable by the Company and attributable to such Member’s (or former Member’s) interest in the Company, as reasonably determined by the Manager. The foregoing obligation shall survive the withdrawal of any Member and/or the dissolution and liquidation of the Company. To the extent permitted under applicable law, each of the Partnership Representative and the Partnership Representative shall be entitled to indemnification from the Company for any act performed by it within the scope of its duties as Partnership Representative (or Partnership Representative) except to the extent such act constitutes gross negligence or willful misconduct.

13.6.4 Tax Elections

Subject to Sections 13.7.1 and 13.7.2, the Manager may cause the Company to make any tax election provided under the Code, or any provision of state, local or foreign tax law, including an election under Section 754 of the Code and, if the Company so qualifies, an election to have the Company treated as an “electing investment partnership” for purposes of Section 743 of the Code. If the Company elects to be treated as an “electing investment partnership” or makes an election under Section 754 of the Code, the Members shall cooperate with the Company to comply with the applicable provisions of the Code and Regulations in connection therewith and shall not take any action that would be inconsistent with any such election.

13.6.5 Tax Returns

The Manager shall prepare or cause to be prepared all U.S. federal, state local and foreign tax returns of the Company for every taxable period for which such tax returns are required to be filed.

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13.6.6 Section 1045 Rollovers

Each Member agrees that (a) with respect to its Interest in the Company, it will not require the Company to elect, and the Company shall not be required to elect, the application of Section 1045 of the Code (dealing with rollovers of gains realized on the disposition of “qualified small business stock” as defined in Section 1202 of the Code) or any similar provisions of any state income tax law; and (b) without the prior written consent of the Manager, such Member will not make any election referred to in the preceding clause if such election would impose on the Company any obligation (including, but not limited to, any obligation to furnish information, maintain records or file returns or other documents); and (c) the Company shall not be required to comply with any tax reporting or accounting requirements (including, but not limited to, those relating to the adjustment of the tax basis of any asset of the Company or the Interest in the Company of any Member) that may be imposed under Section 1045 of the Code, and shall not be required to provide any information necessary to enable such Member to comply with or elect the application of Section 1045 of the Code, in each case with respect to rollovers of qualified small business stock by the Company or by or on behalf of any Member.

13.7 ERISA Compliance

The Company shall use its reasonable efforts to conduct its affairs so that it will at no time be deemed to hold “plan assets” of any Member subject to ERISA for purposes of ERISA. Specifically, the Company shall use reasonable efforts to ensure that, within the meaning of the “plan assets regulation”, either (a) participation in the Company by “benefit plan investors” is not “significant” at any time, or (b) the Company qualifies as a “venture capital operating company”.

ARTICLE XIV

MISCELLANEOUS

14.1 Power of Attorney

14.1.1 Each Member, by its execution of this Agreement or a Series Operating Agreement, hereby irrevocably makes, constitutes and appoints the Manager and the Liquidating Trustee, if any, in such capacity as Liquidating Trustee for so long as it acts as such (each is hereinafter referred to as the “Attorney”), as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (ii) the original Certificate of Formation and all amendments thereto required or permitted by law or the provisions of this Agreement; (iii) the relevant Series Operating Agreements of the Series associated with such Member; (iv) all instruments or documents required to effect a transfer of Interest or Series Interest; (v) all certificates and other instruments deemed advisable by the Manager, the Manager or the Liquidating Trustee, if any, to carry out the provisions of this Agreement, the relevant Series Operating Agreements and applicable law or to permit the Company to become or to continue as a series of a limited liability company wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (vi) all instruments that the Manager, the Manager or the Liquidating Trustee, if any, deems appropriate to reflect a change, modification or termination of this Agreement or the relevant Series Operating Agreements or the Company in accordance with this Agreement including, without limitation, the admission of additional Members or Substituted Members pursuant to the provisions of this Agreement, as applicable; (vii) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company or a Series; (viii) all conveyances and other instruments or papers deemed advisable by the Manager or the Liquidating Trustee, if any, including, without limitation, those to effect the terms of Section 8.7 and the dissolution and termination of the Company (including a Certificate of Cancellation or to effect the terms of Section 10.3.2); and (ix) all other instruments or papers that may be required or permitted by law to be filed on behalf of the Company.

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14.1.2 The foregoing power of attorney:

(a) is coupled with an Interest or Series Interest, shall be irrevocable and shall survive and shall not be affected by the subsequent death, disability or Incapacity of any Member or any subsequent power of attorney executed by a Member;

(b) may be exercised by the Attorney, either by signing separately as attorney-in-fact for each Member or by a single signature of the Attorney, acting as attorney-in-fact for all of them; and

(c) shall survive the delivery of an assignment by a Member of all or any portion of its Interest or Series Interest; except that, where the assignee of all of such Member’s Interest or Series Interest has been approved by the Manager or Manager for admission to the Company or a Series, as a Substituted Member, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Attorney to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

14.1.3 Each Member shall execute and deliver to the Manager within five (5) Business Days after receipt of the Manager’s request therefor such further designations, powers-of-attorney and other instruments as the Manager reasonably deems necessary to carry out the terms of this Agreement.

14.2 Execution of Additional Documents

Each Member hereby agrees to execute all certificates, counterparts, amendments, instruments or documents that may be required by laws of the various jurisdictions in which the Company conducts its activities, to conform with the laws of such jurisdictions governing limited liability companies.

14.3 Binding on Successors

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, permitted assigns and legal representatives of the parties hereto.

14.4 Governing Law; Submission to Jurisdiction and Venue

This agreement shall be construed, performed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.

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14.5 Securities Law Matters

Each Member understands that in addition to the restrictions on transfer contained in this Agreement, it must bear the economic risks of its investment for an indefinite period because the Interests in the Company have not been, and may never be, registered under the Securities Act or under any applicable securities laws of any state or other jurisdiction and, therefore, may not be sold or otherwise transferred unless they are registered under the Securities Act and any such other applicable securities laws or an exemption from such registration is available.

14.6 Confidentiality

14.6.1 A Member’s rights to access or receive any information about the Company or its business including, without limitation, (i) information to which a Member is provided access pursuant to Section 13.2, (ii) financial statements, reports and other information provided pursuant to Section 13.3 and (iii) this Agreement and any other related agreements (collectively, the “Company Information”), are conditioned on such Member’s willingness and ability to assure that the Company Information will be used solely by such Member for purposes reasonably related to such Member’s Interest as a Member (or, if applicable, for purposes reasonably related to such Person’s duties and functions with respect to the Company), and that such Company Information will not become publicly available as a result of such Member’s rights to access or receive such Company Information. Each Member agrees to maintain any Company Information provided to it in confidence and not to disclose the Company Information to any Person other than (a) to its officers, fiduciaries, employees, agents, attorneys, accountants or consultants who have a business need to know such Company Information, who have been informed of the confidential nature of such Company Information, and who are, either by the nature of their positions or duties or pursuant to written agreement, subject to substantially equivalent restrictions with respect to the use and disclosure of the Company Information as are set forth in this Agreement and (b) other than to the extent reasonably necessary or appropriate in connection with such Person’s duties and functions with respect to the Company (if applicable). Notwithstanding the foregoing, if the Company determines in its discretion that a Member is a “fund-of-funds” or similar entity or investor, the Manager will not unreasonably withhold consent to such Member’s disclosure of summary information concerning the Company’s financial performance and status to such Member’s own equity holders, provided, however, that the Manager will only provide such consent if the Member’s equity holders are, pursuant to a written agreement or other obligation, subject to substantially equivalent restrictions with respect to the use and disclosure of the Company Information as are set forth in this Agreement.

14.6.2 With respect to any Member, the obligation to maintain the Company Information in confidence shall not apply to any Company Information (i) that becomes publicly available (other than by reason of a non-permitted disclosure by a Member), (ii) the disclosure of which has been consented to by the Company in writing (with the approval of the Manager), or (iii) the disclosure of which is required by a court of competent jurisdiction or other governmental authority or otherwise as required by law. To the fullest extent permitted by law, before any Member discloses Company Information pursuant to clause (iii), such Member shall promptly, and in any event prior to making any such disclosure, notify the Company of the court order, subpoena, interrogatories, government order or other reason that requires disclosure of the Company Information so that the Company may seek a protective order or other remedy to protect the confidentiality of the Company Information. To the fullest extent permitted by law, such Member shall also consult with the Company on the advisability of taking steps to eliminate or narrow the requirement to disclose the Company Information and shall otherwise cooperate with the efforts of the Company to obtain a protective order or other remedy to protect the Company Information. If a protective order or other remedy cannot be obtained, to the fullest extent permitted by law, such Member shall disclose only that Company Information that its counsel advises that it is legally required to disclose (and only after having provided the Company with notice of such determination).

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14.6.3 Notwithstanding any other provision of this Agreement, with the exception of the Schedule K-1 or equivalent report to be provided to each Member pursuant to Section 13.3.2, the Company shall have the right not to provide any Member, after written notice to such Member and for such period of time as the Manager in good faith determine to be advisable, with any Company Information that such Member would otherwise be entitled to receive or to have access to pursuant to this Agreement or the Act if: (i) the Company (or its Members, officers or managers) is required by law or by agreement with a third party to keep such Company Information confidential; or (ii) the Manager in good faith believe that the disclosure of such Company Information to such Member is not in the best interest of the Company or could damage the Company or its business (which may include a determination by the Company that such Member or one or more of its equity holders is disclosing or may disclose such Company Information and that the potential of such disclosure by such Person is not in the best interest of the Company or could damage the Company or its business).

14.6.4 The Members acknowledge and agree that: (i) the Company, its Manager or its Members may acquire confidential information related to third parties (e.g., the Portfolio Company) that pursuant to fiduciary, contractual, legal or similar obligations cannot be disclosed to the Members; and (ii) to the fullest extent permitted by law, neither the Company, its Manager nor its Members shall be in breach of any duty owed to the Company or the Members under this Agreement or the Act in consequence of acquiring, holding or failing to disclose such information to the Members so long as such obligations were undertaken in good faith.

14.6.5 In addition to any other remedies available at law, the Members agree that, to the fullest extent permitted by law, the Company shall be entitled to equitable relief, including, without limitation, the right to an injunction or restraining order, as a remedy for any failure by a Member to comply with its obligations with respect to the use and disclosure of Company Information, as set forth in Sections 14.7.2 and 14.7.3.

14.6.6 Notwithstanding any other provision of this Agreement to the contrary, to comply with Treasury Regulation Section 1.6011-4(b)(3), each Member (and any employee, representative, or other agent of such Member) may disclose to any and all Persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the Company or any transactions contemplated by the Company, it being understood and agreed such tax treatment or structure information for this purpose does not include (1) the name of, or any other identifying information regarding, (A) the Company or any existing or future investor (or its Affiliates) in the Company, or (B) any investment or transaction entered into by the Company and (2) any performance information relating to the Company or its investments.

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14.7 Contract Construction; Headings

Whenever the context of this Agreement permits, the masculine or neuter gender shall include the masculine, feminine and neuter genders, and reference to singular or plural shall be interchangeable with the other. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and the parties hereto intend that this Agreement shall be construed and reformed in all respects as if any such invalid or unenforceable provision(s) were omitted or, at the direction of a court, modified in order to give effect to the intent and purposes of this Agreement. References in this Agreement to particular sections of the Code or the Act or any other statute shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement. Captions in this Agreement are for convenience only and do not define or limit any term of this Agreement. It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

14.8 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. An electronic, PDF or DocuSign (or similar service) signature shall be deemed an original. All parties hereto hereby consent to transact business with the Company and each of the other parties hereto via electronic signature (including via DocuSign or similar service). Each party hereto understands and agrees that their signature page may be disassembled herefrom and attached to the final version of this Agreement (which version shall be distributed to such parties prior to any applicable closing).

14.9 Entire Agreement

This Agreement and the Series Operating Agreements, including any exhibits attached thereto, constitute the entire agreement among the parties with respect to the subject matter in this Agreement or Series Operating Agreement and supersede any prior agreement or understandings among them, oral or written, with respect to the subject matter in this Agreement or Series Operating Agreement, all of which are hereby canceled. There are no representations, agreements, arrangements or understandings, oral or written, between or among the Members relating only to the subject matter of such agreements that are not fully expressed herein or therein. The provisions of this Agreement and such agreements, to the extent that they restrict the duties and liabilities of the Manager otherwise existing at law or in equity, are agreed by the Members to modify to that extent such duties and liabilities of the Manager. This Agreement or any Series Operating Agreement may not be modified or amended other than pursuant to Article XII. The Members agree that notwithstanding Section 12.1, each such other agreement may be amended, modified, waived or terminated by the Company and the Members who are parties thereto without the consent of any other Members, and any Member not a party to any such other agreement is not intended to be a third-party beneficiary of any such other agreement.

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14.10 Waiver of Jury Trial

EACH MEMBER AND THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE COMPANY OR IN ANY WAY RELATING TO THIS AGREEMENT.

14.11 Severability

Except as otherwise provided in Section 14.7.5, in the event that any provision of this Agreement shall be held to be invalid or unenforceable by any arbitrator, or by any court of competent jurisdiction if for any reason a claim proceeds in court rather than in arbitration, such provision shall be interpreted so as to comply with the ruling of such arbitrator or court and such holding shall in no way affect, invalidate, or render unenforceable any other provision hereof. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof. The invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

14.12 Legal Counsel

Each Member, if it wishes to obtain counsel in connection with the Company, its Interest therein or this Agreement and related agreements, may retain its own independent legal counsel with respect thereto and (except as otherwise expressly agreed in writing by the Company) will pay all fees and expenses of such independent counsel.

14.13 Waiver of Action for Partition.

Each Member irrevocably waives during the existence of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

14.14 Side Letters.

Notwithstanding any provision of this Agreement, including any provisions in Series Agreements in existence now or in the future, it is hereby acknowledged and agreed that the Manager on its own behalf and on behalf of the Company and each Series, without the approval of any Member or any other Person, may enter into a side letter or similar agreement to or with a Member which has the effect of establishing rights under, or altering or supplementing the terms hereof. The parties hereto agree that any terms contained in a side letter or similar agreement to or with a Member shall govern with respect to such Member notwithstanding any provision of this Agreement or any Series Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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The Parties hereto have entered into this Limited Liability Company Agreement as of the date first above stated.

The Company

Cityfunds I, LLC

By:	Cityfund Manager, LLC

By:	Compound Asset Management, LLC
its Managing Member

By:
Name:
Title:

By:	Nada Asset Management LLC
its Managing Member

By:
Name:
Title:

The Manager

Cityfund Manager, llc

By:	Compound Asset Management, LLC
its Managing Member

By:
Name:
Title:

By:	Nada Asset Management LLC
its Managing Member

By:
Name:
Title:

LIMITED LIABILITY COMPANY
AGREEMENT OF CITYFUNDS I, LLC

MEMBER SIGNATURE PAGE

The undersigned Member hereby executes the Limited Liability Company Agreement of the Company, together with accompanying exhibits, dated as of the Effective Date, and hereby authorizes this signature page to be attached to a counterpart of such document executed by the Manager of the Company.

________________________________________

(Print Name of Member)

 ________________________________________ Dated: __________

(Signature of Member or Authorized Signatory)

If Member is acting through an Authorized Signatory, Member must complete the fields below.

________________________________________

(Name of Authorized Signatory)

________________________________________

(Title of Authorized Signatory)

SCHEDULE A

Series, Managers and Members

Manager/Member Name	Manager/Member Mailing Address and Contact Information (Including Email)	Capital Contribution Amount	Series Affiliation	Series Interest
		$		%

		$		%

		$		%

		$		%
[Member Name]

S-1

Appendix I

Definitions

“Act” has the meaning set forth in the recitals to this Agreement.

“Additional Member” has the meaning set forth in Section 3.4.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate”, with reference to any Person, means: (a) any corporation, association, partnership, limited liability company, limited liability partnership or other entity of which such Person has direct or indirect control and (b) any other Person controlling, controlled by, or under direct or indirect common control with such Person.

“Agreement” means this Limited Liability Company Operating Agreement, including all exhibits, appendices, and schedules hereto, as it may be amended or restated from time to time.

“Book Item” has the meaning set forth in Section 8.6.1.

“Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in the United States are authorized or required by law to close.

“Capital Account” has the meaning set forth in Section 8.1.1.

“Capital Contributions” means, with respect to any Member, the aggregate amount of money contributed (or deemed contributed) to the Company by such Member (or its predecessors in interest) with respect to the Interests held by such Member. If, in connection with any Capital Contribution to the Company by a Member, the Capital Account of such Member is debited with the amount of any liability of such Member assumed by the Company or the amount of any liability to which any property contributed by such Member is subject, the amount of such Member’s Capital Contribution shall be reduced, without duplication, by an equal amount.

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“Certificate of Formation” has the meaning set forth in the recitals to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the recitals to this Agreement.

“Company Information” has the meaning set forth in Section 14.6.1.

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Covered Person” has the meaning set forth in Section 11.1.1.

“Damages” has the meaning set forth in Section 11.2.1.

“Defaulting Member” has the meaning set forth in Section 7.1.3..

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. For the avoidance of doubt, this may include email or other forms of electronic communication.

“ERISA” has the meaning set forth in Section 5.2.4.

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.

“Fair Market Value” has the meaning set forth in Section 11.3.1.

“Fiscal Year” has the meaning set forth in Section 13.5.1.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:

(a) the Gross Asset Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as determined at the time of contribution;

(b) the Gross Asset Value of all assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of any additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest in the Company, (iii) the grant of an Interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member, and (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Manager reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

I-2

(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Manager.

“Interest” means the limited liability company interest owned by a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions this Agreement.

“Liquidating Trustee” has the meaning set forth in Section 10.2.

“Manager” has the meaning set forth in the recitals to this Agreement.

“Member” has the meaning set forth in the recitals to this Agreement. The term Member shall include each Series Member and the Manager unless the context requires otherwise.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the member minimum gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704 2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Net Income” and “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments (without duplication):

(a) any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph shall be added to such income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subdivisions (b) or (c) of the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

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(d) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, such amounts shall instead be determined in accordance with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g); and

(f) any items which are specially allocated pursuant to the provisions of Section 8.4 shall not be taken into account in computing Net Income or Net Loss.

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704- 2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notices” has the meaning set forth in Section 13.4.

“Partnership Representative” has the meaning set forth Section 13.6.3.

“Permissible Company Liquidation Expenses” has the meaning set forth in Section 10.3.4.

“Permissible Series Liquidation Expenses” has the meaning set forth in Section 10.4.4.

“Person” means any individual or Entity.

“Prime Rate” means the highest prime rate of interest quoted from time to time by The Wall Street Journal as the “base rate” on corporate loans at large money center commercial banks.

“Regulations” means the Income Tax Regulations promulgated under the Code, as amended.

“Resigning Member” shall have the meaning set forth in Section 10.2.2

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series Indemnified Party” shall have the meaning set forth in Section 5.4.1.

“Series Interest” means, with respect to a Series, the limited liability company interest of a Member at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement, the relevant Series Operating Agreement and in the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement, the relevant Series Operating Agreement and the Act.

“Series Operating Agreement” shall have the meaning set forth in Section 2.2.1.

“Tax Liability” has the meaning set forth in Section 10.7.1.

“Transfer” has the meaning set forth in Section 9.1.1.

“Transfer Expenses” has the meaning set forth in Section 9.1.7.

“Treasury Regulations” means the federal regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

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EXHIBIT A

FORM OF SERIES OPERATING AGREEMENT

CITYFUNDS SERIES #[NAME]

A SERIES OF CITYFUNDS I, LLC

THIS SERIES OPERATING AGREEMENT, dated as of [DATE] (“Series Operating Agreement”), is entered into by and between certain members of Cityfunds I, LLC, a Delaware series limited liability company (the “Company”) associated with the [NAME] (this “Series”), as such Members are set forth on a separate Schedule A to the Limited Liability Company Agreement of the Company (the “Master Operating Agreement”), and the manager of this Series (the “Manager”). Capitalized terms used herein and not otherwise defined are used as defined in the Master Operating Agreement, dated and effective as of April 26, 2021, as may be amended from time to time.

WHEREAS, the Manager of this Series and the Members associated with other Series of the Company have heretofore formed a series limited liability company under the provisions of the Delaware Limited Liability Company Act (the “Act”) as a result of filing the Certificate of Formation with the Secretary of State of the State of Delaware on April 26, 2021and by entering into the Master Operating Agreement;

WHEREAS, it is intended by the parties hereto to create a separate Series in accordance with Section 215 of the Act; and

WHEREAS, it is intended by the parties hereto that except as otherwise provided for in the Master Operating Agreement or agreed to by the Members associated with this Series, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to this Series shall be enforceable only against the assets of this Series, and not against the assets of the Company generally or any other Series.

NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

1. New Series. In accordance with Section 2.2 of the Master Operating Agreement, the Manager of the Company and the Members listed as being associated with this Series in Schedule A to the Master Operating Agreement agree that this Series is hereby created, which shall be a “Series” for purposes of the Master Operating Agreement.

2. Name of New Series. The name of the Series created by this Series Operating Agreement shall be [NAME], a series of Cityfunds I, LLC (this “Series”).

3. Agreement to be Bound. Each of the Members listed on Schedule A to the Master Operating Agreement who execute this Series Operating Agreement in their capacities as members of the Company associated with this Series, agree to be bound by the terms and provisions of the Master Operating Agreement and this Series Operating Agreement.

A-1

4. Manager. The Manager of this Series shall be Cityfund Manager, LLC.

5. Management. The Manager will expressly have such powers as granted in this Series Operating Agreement, Article V of the Master Operating Agreement and the Act. The Manager will have the power to manage the business and affairs of this Series, to make all decisions with respect to the business and affairs of this Series and to perform any and all other acts that are customary or incidental to the management of the business and affairs of this Series.

6. Management Fee. The Management Fee for this Series shall be as defined in Section 6.1 of the Master Operating Agreement.

7. Officers. The Manager may, at any time and in its sole discretion, appoint officers to aid in the management of this Series.

8. Purpose. The separate purpose of this Series shall be investing, directly or indirectly, in residential real estate properties in the [NAME OF CITY] statistical area (each a “city”) in the United States. This Series will buy, sell, hold, and otherwise invest in or dispose of single family residential real estate properties in [NAME OF CITY] and exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to such assets held or owned by such Series.

9. Distributions. Distributions shall be made in accordance with Section 8.7 of the Master Operating Agreement and, except as otherwise provided herein, the Series shall first use available assets to pay outstanding debts and obligations, if any, of the Series. Then, subject to Section 8.9 of the Master Operating Agreement, the Series shall make distributions, at such times and intervals as the Manager shall determine, in its sole discretion, with respect to assets attributable to the Series, in the following proportions and order of priority:

a. First, to the Series Members, pro rata in accordance with their Capital Contribution amounts attributable to this Series, until each such Series Member has received aggregate distributions in an amount equal to such Series Member’s Capital Contribution amount attributable to this Series; and

b. Then (1) zero percent (0%) of the remainder to the Manager and the remainder to the other Series Members, pro rata in accordance with their Series Interest in Series.

10. Liquidation. The Series shall wind up and the Series shall liquidate pursuant to Section 10.3 of the Master Operating Agreement. Pursuant to such liquidation, the assets of the Series or the proceeds from the distribution shall first be paid or distributed in accordance with Section 10.3.2(a) of the Master Operating Agreement, and then in the order of priority of Section 9 of this Series Operating Agreement.

11. Headings. The headings in this Series Operating Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent, or intent of this Series Operating Agreement or any provision hereof.

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12. Severability. The invalidity or unenforceability of any particular provision of this Series Operating Agreement shall not affect the other provisions hereof, and this Series Operating Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

13. Integration. This Series Operating Agreement and the Master Operating Agreement, including all schedules and exhibits thereof, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

14. Indemnification. All Series Indemnified Parties shall be indemnified as provided in Section 11.2 of the Master Operating Agreement.

15. Counterparts. This Series Operating Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

16. Governing Law. This Series Operating Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Series Operating Agreement as of the date first above written.

Cityfund Manager, LLC

By:	Compound Asset Management, LLC
its Managing Member

By:
Name:
Title:

By:	Nada Asset Management LLC
its Managing Member
By:
Name:
Title:

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